Exhibit 21.1

Subsidiaries of The Coca-Cola Company

As of  December 31, 2010

Organized
Under
Laws of:

The Coca-Cola Company Subsidiaries:	Delaware

Atlantic Industries	Cayman Islands
Atlantic Manufacturing	Cayman Islands
BCI Coca-Cola Bottling Company of Los Angeles	Delaware
Brucephil, Inc.	Delaware
Caribbean Refrescos, Inc.	Delaware
CCDA Waters, LLC	Delaware
CCHBC Grouping Inc.	Delaware
Coca-Cola (Japan) Company, Limited	Japan
Coca-Cola Beverages (Shanghai) Company Limited	China
Coca-Cola Bottlers Philippines, Inc.	Philippines
Coca-Cola China Industries, Limited	China
Coca-Cola de Chile, S.A.	Chile
Coca-Cola Erfrischungsgetranke AG	Germany
Coca-Cola G.m.b.H.	Germany
Coca-Cola Holdings (Overseas) Limited	Delaware
Coca-Cola Industrias Ltda.-Brazil	Brazil
Coca-Cola Industrias Ltda.-Costa Rica	Costa Rica
Coca-Cola Midi SAS	France
Coca-Cola Overseas Parent Limited	Delaware
Coca-Cola Refreshments Canada Company	Nova Scotia
Coca-Cola Refreshments USA, Inc.	Delaware
Coca-Cola South Asia Holdings, Inc.	Delaware
Conco Limited	Cayman Islands
Corporacion Inca Kola Peru S.R.L.	Peru
Dulux CBAI 2003 BV	The Netherlands
Energy Brands, Inc.	New York
European Refreshments	Ireland
FUZE Beverage, LLC.	Delaware
Hindustan Coca-Cola Beverages Private Ltd.	India
Hindustan Coca-Cola Holdings Private Ltd.	India
Hindustan Coca-Cola Overseas Holdings Pte. Ltd.	India
Luxembourg CB 2002 S.A.R.L.	Luxembourg
Nordeste Refrigerantes S.A.	Brazil
Odwalla, Inc.	Delaware
Open Joint Stock Company Nidan Juices	Russian Federation
Pacific Refreshments Pte. Ltd.	Singapore
Recofarma Industria do Amazonas Ltda.	Brazil
Refrescos Guararapes Ltda.	Brazil
SA Coca-Cola Services NV	Belgium
Servicios y Productos Para Bebidas Refrescantes S.R.L.	Argentina
Shanghai Shen-mei Beverage & Food Co. Ltd.	China
Soira Investments Limited	British Virgin Islands

2/23/2011; 1:49 PM

Classified - Highly Restricted

continued from page 1

Organized
Under
Laws of:

The Coca-Cola Export Corporation	Delaware
The Inmex Corporation	Florida

Other subsidiaries whose combined size is not significant:

38	consolidated domestic wholly-owned subsidiaries
194	consolidated foreign wholly-owned subsidiaries
2	consolidated domestic majority-owned subsidiaries
9	consolidated foreign majority-owned subsidiaries